UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting of Stockholders of eBay Inc. (“eBay” or the “Company”) held on May 1, 2015 (the “2015 Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board of Directors”), approved the material terms, including the performance goals, of the amendment and restatement of the eBay Incentive Plan (the “eBay Incentive Plan”), for purposes of satisfying the requirements of Section 162(m) of the Internal Revenue Code.
A brief summary of the eBay Incentive Plan was included as part of Proposal 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2015 (the “Proxy Statement”). The summary of the eBay Incentive Plan contained in the Proxy Statement is qualified by and subject to the full text of the eBay Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2015 Annual Meeting, the Company’s stockholders voted on the following seven proposals:

1.
The election of 15 director nominees to serve as members of the Board of Directors until eBay’s 2016 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified (Proposal 1);

2.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2);

3.
The approval of the material terms, including the performance goals, of the amendment and restatement of the eBay Incentive Plan, for purposes of satisfying the requirements of Section 162(m) of the Internal Revenue Code (Proposal 3);

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for its fiscal year ending December 31, 2015 (Proposal 4);

5.	A stockholder proposal regarding stockholder action by written consent without a meeting (Proposal 5);

6.	A stockholder proposal regarding stockholder proxy access (Proposal 6); and

7.	A stockholder proposal regarding gender pay (Proposal 7).
The following is a summary of the matters voted on at the meeting.

1.
Proposal 1 – Election of Directors. Each of the 15 director nominees proposed by eBay was elected to serve until eBay’s 2016 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against
Fred D. Anderson	907,378,256	7,999,096
Anthony J. Bates	906,554,164	8,790,359
Edward W. Barnholt	906,717,597	8,578,940
Jonathan Christodoro	889,972,318	25,216,124
Scott D. Cook	901,138,550	14,204,950
John J. Donahoe	901,266,415	14,121,372
David W. Dorman	901,475,239	13,892,624
Bonnie S. Hammer	910,334,062	5,037,276
Gail J. McGovern	911,297,849	4,049,880
Kathleen C. Mitic	904,264,958	11,097,071
David M. Moffett	910,876,655	4,483,710
Pierre M. Omidyar	908,071,950	7,327,073
Thomas J. Tierney	899,663,944	15,676,749
Perry M. Traquina	910,532,185	4,804,011
Frank D. Yeary	910,344,742	4,993,521

2.	Proposal 2 – Advisory Vote on Executive Compensation. Stockholders approved, on an advisory basis, the compensation of eBay’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
867,461,864	48,292,962	2,646,383	78,304,878

3.
Proposal 3 – Material Terms of eBay Incentive Plan. Stockholders approved the material terms, including the performance goals, of the amendment and restatement of the eBay Incentive Plan, for purposes of satisfying the requirements of Section 162(m) of the Internal Revenue Code. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
895,952,333	20,048,518	2,400,358	78,304,878

4.
Proposal 4 – Ratification of Independent Auditors. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as eBay’s independent auditors for eBay’s fiscal year ending December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstensions
986,743,249	7,630,365	2,332,473

5.
Proposal 5 – Stockholder Proposal Regarding Stockholder Action by Written Consent Without a Meeting. Stockholders did not approve the stockholder proposal regarding stockholder action by written consent without a meeting. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
393,474,913	514,448,110	10,478,186	78,304,878

6.	Proposal 6 – Stockholder Proposal Regarding Stockholder Proxy Access. Stockholders approved the stockholder proposal regarding stockholder proxy access. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
544,459,733	371,585,696	2,355,780	78,304,878

7. Proposal 7 – Stockholder Proposal Regarding Gender Pay. Stockholders did not approve the stockholder proposal regarding stockholder proxy access. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
67,915,263	735,069,693	115,416,253	78,304,878

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amended and Restated eBay Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: May 5, 2015	/s/ Russell S. Elmer
Name: Russell S. Elmer
Title: Vice President, Deputy General Counsel, and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated eBay Incentive Plan